UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 26, 2012, Vistaprint N.V. issued a press release announcing its financial results for the third fiscal quarter ended March 31, 2012. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2012, Wendy Cebula notified Vistaprint of her decision to step down as Vistaprint’s Chief Operating Officer effective July 1, 2012 to assume a non-executive role in Vistaprint’s executive development group; as of that date Ms. Cebula will no longer be considered an “officer” of Vistaprint within the meaning of Rule 16a-1(f) under the U.S. Securities Exchange Act of 1934 or an “executive officer” of Vistaprint within the meaning of Rule 3b-7 under such Act.

On April 24, 2012, Nicholas Ruotolo, President, Vistaprint Europe, notified Vistaprint of his decision to resign and leave the company to pursue other opportunities, effective July 1, 2012. Mr. Ruotolo will remain a full-time employee of Vistaprint through June 30, 2012.

The resignations of Ms. Cebula and Mr. Ruotolo were announced in the press release referred to above in Item 2.02, the full text of which is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012	VISTAPRINT N.V.

	By:	/s/ Ernst Teunissen
Ernst Teunissen
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 26, 2012 entitled “Vistaprint Reports Fiscal Year 2012 Third Quarter Financial Results”

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